SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

(AMENDMENT NO. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UNITED ONLINE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0575839
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

21301 Burbank Boulevard Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 000-33367

(If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights

(Title of Class)

United Online, Inc. (the “Registrant”) hereby amends its registration statement on Form 8-A filed with the Securities and Exchange Commission (“SEC”) on November 23, 2001, as amended by Form 8-A/A filed with the SEC on May 1, 2003 (file number 000-33367), as follows:

Item 1:             Description of Registrant’s Securities to be Registered

On February 10, 2011, the Board of Directors (the “Board”) of the Registrant approved Amendment No. 2 (“Amendment No. 2”), effective February 28, 2011, to that certain Rights Agreement, dated as of November 15, 2001, by and between the Registrant and Computershare Trust Company, N.A. (successor rights agent to U.S. Stock Transfer Corporation), as Rights Agent, as amended by that certain Amendment No. 1 to Rights Agreement, dated as of April 29, 2003 (as amended, the “Rights Agreement”).

Amendment No. 2 accelerated the Final Expiration Date of the rights issued pursuant to the Rights Agreement (the “Rights”) to February 28, 2011.  Accordingly, at 5:00 p.m., New York City time, on February 28, 2011, the Rights expired, and the Rights Agreement terminated at such time.

The foregoing summary is qualified in its entirety by reference to the full text of Amendment No. 2, which is set forth as Exhibit 4.3 hereto and is incorporated herein by reference.

Item 2:             Exhibits

2.1*                          Certificate of Designation for Series A Junior Participating Preferred Stock (included in Exhibit 4.1 below)

4.1*                          Rights Agreement, dated as of November 15, 2001, by and between the Registrant and U.S. Stock Transfer Corporation, which includes the form of Certificate of Designation for the Series A Junior Participating Preferred Stock as Exhibit A, and the form of Rights Certificate as Exhibit B

4.2+                          Amendment No. 1 to Rights Agreement, dated as of April 29, 2003, by and between the Registrant and U.S. Stock Transfer Corporation

4.3^                           Amendment No. 2 to Rights Agreement, dated as of February 28, 2011, by and between the Registrant and Computershare Trust Company, N.A.

*                                         Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on November 23, 2001, and incorporated herein by reference

+                                         Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 1, 2003, and incorporated herein by reference

^                                          Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on March 1, 2011, and incorporated herein by reference

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 1, 2011	United Online, Inc.

	By:	/s/ Scott H. Ray
Name: Scott H. Ray
Title: Executive Vice President and CFO

INDEX TO EXHIBITS

Exhibit No.	Description

2.1*	Certificate of Designation for Series A Junior Participating Preferred Stock (included in Exhibit 4.1 below)

4.1*

Rights Agreement, dated as of November 15, 2001, by and between the Registrant and U.S. Stock Transfer Corporation, which includes the form of Certificate of Designation for the Series A Junior Participating Preferred Stock as Exhibit A, and the form of Rights Certificate as Exhibit B

4.2+	Amendment No. 1 to Rights Agreement, dated as of April 29, 2003, by and between the Registrant and U.S. Stock Transfer Corporation

4.3^	Amendment No. 2 to Rights Agreement, dated as of February 28, 2011, by and between the Registrant and Computershare Trust Company, N.A.

*                                         Previously filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the SEC on November 23, 2001, and incorporated herein by reference

+                                         Previously filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 1, 2003, and incorporated herein by reference

^                                          Previously filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the SEC on March 1, 2011, and incorporated herein by reference